UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 12, 2025
BKV CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-42282	85-0886382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 17th Street, Suite 2100 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 375-9680
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BKV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.
Bedrock Purchase Agreement

On August 7, 2025, BKV Upstream Midstream, LLC, a Delaware limited liability company (“Purchaser”) and, solely for certain limited purposes set forth therein, BKV Corporation (“BKV” and, together with Purchaser, the “Purchaser Parties”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Bedrock Energy Partners, LLC, a Delaware limited liability company (“Seller”) and certain of its subsidiaries. Pursuant to the Purchase Agreement, Seller has agreed to sell and Purchaser has agreed to acquire 100% of the equity interests (the “Subject Interests”) of Bedrock Production, LLC, a Texas limited liability company (“Bedrock”) upon the terms and subject to the conditions of the Purchase Agreement (such purchase and sale, together with the other transactions contemplated by the Purchase Agreement, the “Bedrock Acquisition”).

Under the terms and conditions of the Purchase Agreement, which has an economic effective date of July 1, 2025, the aggregate unadjusted consideration to be paid to Seller in the Bedrock Acquisition is $370 million (the “Purchase Price”), subject to customary adjustments. The Purchase Price consists of a combination of cash and a number of shares of BKV common stock valued at up to $110.0 million (subject to adjustment) subject to a 60-day lock-up. BKV expects the Bedrock Acquisition to close late in the third or early in the fourth quarter of 2025, subject to customary closing conditions. Following the consummation of the Bedrock Acquisition, Bedrock will be a wholly owned subsidiary of Purchaser.

Purchase Price. The Purchase Agreement provides that a portion of the Purchase Price will be funded at the closing of the Bedrock Acquisition (the “Closing”) consisting of (i) the Deposit (described below), (ii) cash to repay certain Bedrock indebtedness, and (iii) the issuance of BKV common stock valued at up to $110 million (less certain Seller transaction expenses and other indebtedness) (the “Adjusted Stock Consideration Value”). Following the Closing, the remainder of the Purchase Price, subject to customary adjustment, will be paid by December 31, 2025, subject to the terms and conditions of the Purchase Agreement. We expect to fund the cash consideration for the Bedrock Acquisition with a combination of cash on hand and borrowings under our existing reserve-based lending agreement. On August 8, 2025, BKV deposited 10% of the unadjusted Purchase Price (the “Deposit”) into a third-party escrow account. At the Closing, the Deposit will be retained in an escrow account as a holdback for any BKV indemnification claims until released on the terms and conditions contained in the Purchase Agreement.

Stock Consideration. The number of shares of BKV common stock to be issued at Closing (the “Stock Consideration”) will be determined by dividing the Adjusted Stock Consideration Value by the volume weighted average price of BKV common stock during the 20 consecutive trading-day period ended August 7, 2025. Seller has agreed not to dispose of the Stock Consideration for a period of 60 days following the date on which the Stock Consideration is delivered to Seller. In addition, BKV has agreed to, among other things, (i) provide Seller with certain Form S-3 demand and piggy back registration rights for the Stock Consideration, subject to customary cutbacks, lock-up periods, blackout periods and other limitations, (ii) pay certain registration expenses and (iii) provide Seller with customary indemnification rights, which will be set forth in a Registration Rights Agreement to be entered into between BKV and the Seller at Closing.

Closing Conditions; Termination; Other. Completion of the Bedrock Acquisition is subject to the satisfaction or waiver of certain customary closing conditions as set forth in the Purchase Agreement, including, among others, the absence of legal restraints preventing the consummation of the Bedrock Acquisition; the accuracy of the representations and warranties contained in the Purchase Agreement (subject to certain qualifications); and the performance by the parties of their respective obligations under the Purchase Agreement in all material respects. The Purchase Agreement contains certain standard termination rights for Purchaser and Seller, including the right to terminate the Purchase Agreement if the Bedrock Acquisition has not been consummated before November 1, 2025.

The Purchase Agreement contains certain representations, warranties and covenants, as well as indemnification provisions subject to specified limitations, by both Seller and Purchaser. In addition, Seller has agreed to operate Bedrock in the ordinary course during the period between the execution of the Purchase Agreement and the Closing, subject to certain exceptions.

The foregoing descriptions of the Purchase Agreement, the Bedrock Acquisition, and the other transactions contemplated thereby are qualified in their entirety by the full text of the Purchase Agreement, which will be filed as an exhibit to BKV’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

The representations, warranties and covenants contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Purchase Agreement, (b) are subject to standards of materiality which may differ from what may be viewed as material by investors, (c) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (d) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Purchase Agreement will be included only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in BKV’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding BKV that is or will be contained in BKV’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents that BKV files with the Securities and Exchange Commission.

Item 2.02. Results of Operations and Financial Condition.

Attached as Exhibit 99.1 is the registrant’s earnings release for the second quarter of 2025, issued August 12, 2025. This release is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as otherwise expressly stated in such filing.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the Stock Consideration under the Purchase Agreement will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 7.01. Regulation FD Disclosure.

Also on August 12, 2025, BKV posted an investor presentation on its website. The presentation may be found on BKV’s website at https://www.bkv.com by selecting “Investors,” “News & Events” and then “Presentations.”

The information in the investor presentation is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise incorporated by reference into any filing pursuant to the Securities Act, or the Exchange Act, except as otherwise expressly stated in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include all statements that are not solely historical facts and can be identified by terms such as “intend,” “believe,” “could,” “estimate,” “expect,” “may,” “should,” or similar expressions. Such forward-looking statements include, but are not limited to, statements about the consummation and timing of the Bedrock Acquisition, the anticipated benefits, opportunities and results with respect to the Bedrock Acquisition, including any expected value creation, reserves additions, midstream opportunities and other anticipated impacts from the Bedrock Acquisition, as well as other aspects of the transaction, guidance, projected or forecasted financial and operating results, future liquidity, leverage, results in certain basins, objectives, project timing, expectations and intentions, regulatory and governmental actions and any other statements that are not historical facts. Investors are cautioned not to place undue reliance on these forward-looking statements, which are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including the risks and uncertainties addressed under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed and any subsequent Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated August 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BKV Corporation

August 12, 2025	By:	/s/ David R. Tameron
David R. Tameron
Chief Financial Officer